Exhibit 10.6

INTERCREDITOR AGREEMENT JOINDER

Dated as of May 5, 2008

The undersigned, S E Investment LLC, a Delaware limited liability company, hereby agrees to become party as a Grantor under the Intercreditor Agreement, dated as of February 28, 2008 (as amended, restated, renewed, extended, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”; capitalized terms used but not otherwise defined herein having the meanings assigned to them in Section 1 of the Intercreditor Agreement), by and among SOLUTIA INC., a Delaware corporation, each of the Company’s Subsidiaries party thereto from time to time and CITIBANK, N.A. (“Citi”), in its capacity as administrative agent for the holders of the Term Loan Obligations, and as collateral agent for the holders of the Term Loan Obligations, Citi, in its capacity as administrative agent for the holders of the Revolving Credit Obligations, and as collateral agent for the holders of the Revolving Credit Obligations, for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Section 8 of the Intercreditor Agreement will apply with like effect to this Intercreditor Agreement Joinder.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Intercreditor Joinder Agreement to be duly executed by its authorized officers or representatives as of the date first written above.

S E INVESTMENT LLC

By:           /s/ Timothy J. Spihlman
Name:      Timothy J. Spihlman
Title:        President

Address for notices:
575 Maryville Centre Drive
P.O. Box 66760
St. Louis, Missouri  63166-6760
(courier delivers to: 575 Maryville Centre Drive, St. Louis, Missouri  63141)
Attention of:  James Tichenor and Rosemary Klein
Telecopier No.:  314-674-2721